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                                                                      EXHIBIT 11

ATALANTA/SOSNOFF CAPITAL CORPORATION AND SUBSIDIARIES

COMPUTATIONS OF EARNINGS PER SHARE
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999




                                                                       2001             2000             1999
                                                                 ---------------   --------------  ---------------
Earnings:
    Net income                                                   $       283,254   $   11,502,840  $    17,564,232
                                                                 ===============   ==============  ===============

BASIC EARNINGS PER SHARE:
    Shares - weighted average number of common
       shares outstanding                                              8,939,105        9,045,819        9,192,066
                                                                 ===============   ==============  ===============

BASIC EARNINGS PER SHARE                                         $          .03    $         1.27  $          1.91
                                                                 ==============    ==============  ===============

DILUTIVE EARNINGS PER SHARE:
    Common stock equivalents - options                                    25,133           15,683            8,406
                                                                 ===============   ==============  ===============

SHARES - WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES AND COMMON EQUIVALENT SHARES OUTSTANDING             8,964,238        9,061,502        9,200,472
                                                                 ===============   ==============  ===============

DILUTIVE EARNINGS PER SHARE                                      $          .03    $         1.27  $          1.91
                                                                 ==============    ==============  ===============

ANTIDILUTIVE SHARES, END OF YEAR                                          -                -               200,000
                                                                 ==============    ==============  ===============






















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